UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 14, 2010


                          WESTERN STANDARD ENERGY CORP.
             (Exact name of registrant as specified in its charter)

         Nevada                          51736 20                  5854735
(State or other jurisdiction           (Commission             (IRS Emplocyer
    of incorporation)                  File Number)          Identification No.)

                7 New Road, Second Floor, #6, Belize City, Belize
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (561) 300-5130

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

We held our special meeting of the shareholders on April 14, 2010. We received proxies totalling 52% of our issued and outstanding shares of common stock representing 193,434 shares of common stock, as of the record date. At the meeting, our stockholders were requested to approve the following items of business:

INCREASE IN AUTHORIZED CAPITAL

Our stockholders approved a resolution to increase our authorized share capital from 2,812,500 shares of common stock to 200,000,000 to shares of common stock and to prepare Certificate of Amendment to be filed with the regulatory authorities.

          For                  Against                Abstain
          ---                  -------                -------

        100,340                  337                     3

2010 EQUITY COMPENSATION PLAN

Our stockholders approved a resolution to adopt the 2010 Equity Compensation Plan and authorize our company's directors to grant up to 5,000,000 stock options pursuant to the terms and conditions of the stock option plan.

          For                  Against                Abstain
          ---                  -------                -------

        100,339                  372                     9

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.


/s/Peter Jenks
-------------------------------
Peter Jenks
President and Director

Date: April 19, 2010


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